                                                                    EXHIBIT 10.8

                                    FORM OF
                      THE MASSACHUSETTS CO-OPERATIVE BANK
               MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                    (MSERP)

                      THE MASSACHUSETTS CO-OPERATIVE BANK
               MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                               TABLE OF CONTENTS

SECTION 1 - Purpose of the Plan.....................................   1

SECTION 2 - Definitions.............................................   2

SECTION 3 - Participation...........................................   5

SECTION 4 - Benefits to Participants................................   6

SECTION 5 - Administration..........................................   7

SECTION 6 - Amendment and Termination...............................   8

SECTION 7 - Miscellaneous Provisions................................   9

                      THE MASSACHUSETTS CO-OPERATIVE BANK
               MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                           EFFECTIVE _________, ____

     WHEREAS, effective ____________, ____, The Massachusetts Co-operative Bank (the "Bank") adopted The Massachusetts Co-operative Bank Employee Stock Ownership Plan (the "ESOP"), a tax-qualified employee stock ownership plan; and

     WHEREAS, the ESOP is leveraged with a ________-year exempt loan used to acquire shares of Company Stock; and

     WHEREAS, the final payment with respect to the ESOP loan is scheduled to be made by the ESOP trustee on _______________; and

     WHEREAS, the Bank expects that certain key management employees will retire from the employ of the Bank prior to final payment of the ESOP loan and the final allocation of Company Stock acquired with the proceeds of the ESOP loan; and

     WHEREAS, the Board of Directors of the Bank (the "Board of Directors") desires to implement a plan to provide certain key management employees with benefits to replace the benefits to which they would have otherwise been entitled under the ESOP had they remained in the employ of the Bank until the complete repayment of the ESOP loan and the final allocation of Company Stock acquired with the proceeds of the ESOP loan;

     NOW, THEREFORE, by resolution of the Board of Directors of the Bank, The Massachusetts Co-operative Bank Management Supplemental Executive Retirement Plan (the "SERP") has been established.

                      THE MASSACHUSETTS CO-OPERATIVE BANK
               MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                 SECTION 1
                              PURPOSE OF THE PLAN

     The purpose of The Massachusetts Co-operative Bank Management Supplemental Executive Retirement Plan (the "SERP") is to provide certain key management employees of The Massachusetts Co-operative Bank (the "Bank") who retire prior to complete repayment of The Massachusetts Co-operative Bank Employee Stock Ownership Plan (the "ESOP") loan and the final allocation of the common stock of Massachusetts Fincorp, Inc. acquired with the proceeds of the ESOP loan with benefits which they would otherwise have been entitled to under the terms of the ESOP had they continued their employment with the Bank until complete repayment of the ESOP loan.

                                   SECTION 2
                                  DEFINITIONS

SECTION 2.1    DEFINITIONS.
               -----------

     In this SERP whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other; the terms "he," "his," and "him," shall refer to a Participant or beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

     (a) "AFFILIATE" means any corporation, trade or business, which, at the time of reference is together with the Bank, a member of a controlled group of corporations, a group of trade or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c) and 414(m), of the Code respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term "Affiliate" shall be construed to give full effect to the provisions of Section 409(l)(4) and 415(h) of the Code.

     (b) "BANK" means The Massachusetts Co-operative Bank and any entity which succeeds to the business of The Massachusetts Co-operative Bank.

     (c) "BOARD OF DIRECTORS" means the Board of Directors of the Bank, as duly constituted from time to time.

     (d) "CHANGE IN CONTROL" of the Bank or the Company means an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange

Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. (S) 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. (S) 225.41(b) with respect to the Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. (S) 225.11, as in effect on the date hereof except for the Company's acquisition of the Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities except for any securities of the Bank purchased by the Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax-qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or Company is not the resulting entity; or
(D) solicitations of shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Company.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended.

     (f) "COMMITTEE" means the individual(s) responsible for the administration of the SERP in accordance with Section 5 of the SERP.

     (g) "COMPANY" means Massachusetts Fincorp, Inc. and any entity which succeeds to the business of Massachusetts Fincorp, Inc..

     (h) "COMPANY STOCK" means the voting common stock or preferred stock, meeting the requirements of Section 409 of the Code, issued by the Bank or its Affiliates.

     (i) "ELIGIBLE EMPLOYEE" means an Employee who is eligible for participation in the SERP pursuant to the provisions of Section 3 of the SERP.

     (j) "EMPLOYEE" means any person, including an officer or director, who is actually performing services for the Bank or an Affiliate in a common-law, employer-employee relationship and treated as an employee on the payroll records and any "leased employee" (within the meaning of Section 414(n) of the Code).

     (k) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (l) "ESOP" means The Massachusetts Co-operative Bank Employee Stock Ownership Plan, as amended from time to time.

     (m) "NONQUALIFIED PLAN" means a plan of deferred compensation which does not meet the requirements of Section 401(a) of the Code.

     (n) "PARTICIPANT" means any Eligible Employee who has become a Participant in accordance with Section 3 of the SERP.

     (o) "SERP BENEFIT" means the benefit payable to a Participant pursuant to the terms of the SERP.

     (p) "SERP" means The Massachusetts Co-operative Bank Management Supplemental Executive Retirement Plan, as amended from time to time.

     (q) "TERMINATION" or "TERMINATION OF SERVICE" means an Employee's separation from the service of the Bank, whether by resignation, discharge, death, disability, retirement or otherwise.

     (r) "TERMINATION FOR CAUSE" means termination of employment because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses). The basis for any Employee's Termination for Cause shall be determined by the Board of Directors in its sole discretion.

                                   SECTION 3
                                 PARTICIPATION


3.1  ELIGIBILITY FOR PARTICIPATION.
     -----------------------------

    Only Eligible Employees may be or become Participants. An Employee shall become an Eligible Employee for SERP Benefits if:

          (a)  He is a participant in the ESOP, and

          (b) The Board of Directors, in its sole discretion, designates him as an Eligible Employee.

3.2  COMMENCEMENT OF PARTICIPATION.
     -----------------------------

     An Eligible Employee shall become a Participant in the SERP on the date determined by the Board. However, in no event will an Employee become a Participant prior to__________, 199__.

3.3  VESTING.
     -------

     Participants are always fully vested in their SERP benefits.

3.4  TERMINATION OF PARTICIPATION.
     ----------------------------

     A Participant's participation in the SERP shall cease on the earlier of

          (a) the date of the Participant's Termination of Service, or

          (b) the date on which the Participant ceases to be an Eligible
          Employee.

                                   SECTION 4
                            BENEFITS TO PARTICIPANTS

4.1  SERP BENEFITS.
     -------------

   (a)    An individual who satisfies the eligibility requirements of Section
3.1 and becomes a Participant pursuant to Section 3.2 shall be entitled to an unfunded, unsecured promise from the Bank to receive a SERP Benefit upon Termination of Service as a result of his attainment of "Normal Retirement Age" or satisfaction of the requirements for an "Early Retirement Benefit" (as those terms are defined in the ESOP) under the terms of the ESOP.

   (b)    The SERP Benefit shall be determined by:

          (i) projecting the total number of shares of Company Stock that would have been allocated to the Participant's account under the ESOP had the Participant not incurred a Termination of Service, as a result of his attainment of his Normal Retirement Date from the Bank, measured from the date the Participant was first eligible to participate in the ESOP until the ESOP loan would have been repaid in full and the final allocation of shares of Company Stock acquired with the ESOP loan would have been made; and then

          (ii) reducing the number of shares projected in (i), above, by the actual number of shares of Company Stock allocated to the Participant's account under the terms of the ESOP as of the last day of the final Plan Year in which the Participant was an "Active Participant" (as defined in the ESOP) in the ESOP; and then

          (iii) multiplying the number of shares of Company Stock determined after application of (ii), above, by the average fair market value of the Company Stock for the five-year period immediately preceding the Participant's Termination of Service (or the number of years the Participant has participated in the SERP if such number is fewer than five).

The projection of shares required by (i), above, shall be performed by an independent public accountant based on assumptions which the Board of Directors has approved as reasonable at the time the calculation for the SERP Benefit is performed.

4.2  FORM OF BENEFITS.
     ----------------

     (a) SERP Benefits shall be payable in a lump sum payment as soon as practicable after the Participant's Termination of Service. However, the Committee reserves the right to make payments in a series of periodic payments.

     (b) SERP Benefits, at the discretion of the Committee, shall be paid in cash, Company Stock or some combination thereof.


                                   SECTION 5
                                 ADMINISTRATION

5.1  THE COMMITTEE.
     -------------

     Except for the functions reserved to the Bank or the Board of Directors, the administration of the SERP shall be the responsibility of the Committee.
The Committee shall consist of three (3) or more persons designated by the Board of Directors. Members of the Committee shall serve for such terms as the Board of Directors shall determine and until their successors are designated. Any member of the Committee may resign upon at least sixty (60) days written notice to the Board of Directors, or may be removed from office by the Board of Directors for failure or inability to carry out his responsibilities in an effective manner.

5.2  DUTIES OF THE COMMITTEE.
     -----------------------

     The Committee shall have the authority, duty and power to interpret and construe the provisions of the SERP as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Bank or Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, a data and reports furnished by an actuary, accountant, controller, counsel or other person employed or retained by the Bank with respect to the SERP. To the extent permitted by law, no member of the Committee, nor any person to whom it may delegate any duty or power in connection with administering the SERP, shall be liable for any neglect, omission or wrongdoing of any other members of the Committee or agent of the Committee. Any person claiming benefits under the SERP shall look solely to the Bank for redress.


5.3  EXPENSES.
     --------

     Expenses of administration of the SERP shall be paid by the Bank or an Affiliate.

                                   SECTION 6
                           AMENDMENT AND TERMINATION

6.1  AMENDMENT AND TERMINATION.
     -------------------------

     The Board of Directors shall have the power to suspend or terminate the SERP in whole or in part at any time, and from time to time to extend, modify, amend or revise the SERP in such respects as the Board of Directors, by resolution, may deem advisable; provided, however, that no such extension, modification, amendment, revision, or termination shall deprive a Participant or any beneficiary of any benefit accrued under the SERP at the time of such extension, modification, amendment, revision, or termination.

                                   SECTION 7
                                CLAIMS PROCEDURE

SECTION 7.1  CLAIMS REVIEWER.
             ---------------

     For purposes of handling claims with respect to this SERP the "Claims Reviewer" shall be the Committee, unless another person or organization unit is designated by the Committee as Claims Reviewer.

SECTION 7.2  THE BANK SOLE SOURCE OF BENEFITS.
             --------------------------------

     The Bank shall be the sole source of benefits under the SERP, and each Employee, Participant, beneficiary, or any other person who shall claim the right to any payment or benefit under the SERP shall be entitled to look solely to the Bank for payment of benefits.

SECTION 7.3  CLAIMS PROCEDURE.
             ----------------

     (a) An initial claim for benefits under the SERP must be made by the Participant or his or her beneficiary or beneficiaries in accordance with the terms of this Section 7.3.

     (b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of 90 days from the end of the initial 90-day period.

     (c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the SERP or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

     (d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

     (e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Section 7.

                                   SECTION 8
                            MISCELLANEOUS PROVISIONS

8.1  NO RIGHT TO CONTINUAL EMPLOYMENT.
     --------------------------------

     Participation in the SERP does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Bank or any of its Affiliates nor any right or claim to any benefit under the terms of the SERP unless such right or claim has specifically accrued under the SERP.

8.2  PAYMENT IF PARTICIPANT IS INCOMPETENT.
     -------------------------------------

     The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the SERP and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person legally charged with that Participant's or beneficiary's care is appointed. Except as otherwise provided herein, when the Committee determines that such Participant or beneficiary is unable to manage his or her financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Bank or an Affiliate under the SERP for such Participant or beneficiary.


8.3  TERMINATION FOR CAUSE.
     ---------------------

     If any Participant entitled to payments under the SERP separates from service as a result of Termination for Cause, the Bank may cause all payments thereafter becoming due to such Participant to be forfeited under the SERP.

8.4  LOST PARTICIPANTS.
     -----------------

     Each Participant shall keep the Bank informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. If the Bank is unable to make payment to any Participant, beneficiary, or any other person to whom a payment is due under the SERP, because it cannot ascertain the identity or whereabouts of such Participant, beneficiary, or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant, beneficiary, or other person shown on the records of the
Bank), such payment and all subsequent payments otherwise due to such Participant, beneficiary or other person shall be forfeited twenty-four (24) months after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated, retroactively, no later than sixty (60) days after the date on which the Participant, beneficiary, or other person is identified or located.

8.5  WITHHOLDING.
     -----------

     If upon the payment of any benefits under the SERP, the Bank shall be required to withhold any amounts with respect to such payment by reason of any federal, state or local tax laws, rules or regulations, then the Bank shall be entitled to deduct and withhold such amounts from any such payments. In any event, such person shall make available to the Bank, promptly when requested by the Bank, sufficient funds or other property to meet the requirements of such withholding. Furthermore, the Bank shall be entitled to take and authorize such steps as it may deem advisable in order to have the amounts required to be withheld made available to the Bank out of any funds or property due to become due to such person, whether under the SERP or otherwise.

8.6  UNFUNDED, UNSECURED PROMISE TO MAKE PAYMENTS IN THE FUTURE.
     ----------------------------------------------------------

     The right of a Participant or any beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Bank or an Affiliate, and neither a Participant nor his or her designated beneficiary or beneficiaries shall have any rights in or against any amount credited to any account under this SERP or any other assets of the Bank or an Affiliate. The SERP at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Bank or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's beneficiary. The Plan constitute a mere promise by the Bank or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.7  GOVERNING LAW.
     -------------

     The provisions of the SERP shall be construed, administered and governed under applicable federal laws and the laws of the Commonwealth of Massachusetts.

The Massachusetts Co-Operative Bank has adopted this Plan, to be executed by a designee of the Board and duly attested, on this the ___________ day of _______, 1998.



ATTEST:                       THE MASSACHUSETTS CO-OPERATIVE BANK


_____________________         By ________________________